UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2013

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California		92108
(Address of Principal Executive Offices)		(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Encore Capital Group, Inc. (the “Company”) held its annual meeting of stockholders on June 5, 2013. Proxy statements were sent to the Company’s stockholders of record at the close of business on April 12, 2013. Set forth below are the voting results for each of the matters submitted to a vote of the stockholders.

The first proposal was for the election of the following eight directors: Kenneth A. Vecchione, George Lund, Willem Mesdag, Francis E. Quinlan, Norman R. Sorensen, J. Christopher Teets, H. Ronald Weissman and Warren Wilcox. All eight directors were elected with the following votes tabulated:

	FOR	WITHHELD	BROKER NON VOTES
Kenneth A. Vecchione	21,381,632	38,809	803,902
George Lund	21,197,636	222,805	803,902
Willem Mesdag	19,755,074	1,665,367	803,902
Francis E. Quinlan	21,373,160	47,281	803,902
Norman R. Sorensen	21,117,152	303,289	803,902
J. Christopher Teets	20,401,439	1,019,002	803,902
H. Ronald Weissman	21,287,965	132,476	803,902
Warren Wilcox	21,031,355	389,086	803,902

The second proposal was for the approval of the Encore Capital Group, Inc. 2013 Incentive Compensation Plan (the “Incentive Compensation Plan”) for employees, non-employee directors and independent contractors. The Incentive Compensation Plan was approved with the following votes tabulated:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
18,058,913	3,350,523	11,005	803,902

The third proposal was the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified with the following votes tabulated:

FOR	AGAINST	ABSTAIN
22,000,400	223,658	285

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 7, 2013	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer